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                                                                   Exhibit 99.1


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No. 3 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of InterNAP Network Services Corporation has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: September 24, 2001

     Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                                 By: /s/ Edward F. Glassmeyer
                                                     ---------------------------
                                                     Edward F. Glassmeyer, as
                                                     General Partner or
                                                     Managing Member or as
                                                     Attorney-in-fact for the
                                                     above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                                 By: /s/ Edward F. Glassmeyer
                                                     ---------------------------
                                                     Edward F. Glassmeyer,
                                                     Individually and as
                                                     Attorney-in-fact for the
                                                     above-listed individuals

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